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                                                                     EXHIBIT 4.1

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                            NABORS INDUSTRIES, INC.,

                                   as Issuer,

                                       and

                             NABORS INDUSTRIES LTD.,

                                  as Guarantor,


                             ZERO COUPON CONVERTIBLE

                           SENIOR DEBENTURES DUE 2021


                          SECOND SUPPLEMENTAL INDENTURE

                          DATED AS OF OCTOBER 25, 2004


                 J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION
                        (as successor to Bank One, N.A.),

                                   as Trustee


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                 This SECOND SUPPLEMENTAL INDENTURE (this "Second Supplemental
Indenture"), dated as of October 25, 2004, is among Nabors Industries, Inc., a Delaware corporation, as issuer (the "COMPANY"), Nabors Industries, Ltd., a Bermuda exempted company, as guarantor (the "GUARANTOR"), and J.P. Morgan Trust Company, National Association (as successor to Bank One, N.A.), a national banking association, as trustee (the "TRUSTEE").

                             RECITALS OF THE COMPANY

                  WHEREAS, the Company and the Trustee entered into an Indenture, dated as of February 5, 2001, as amended and supplemented by the First Supplemental Indenture thereto, dated as of June 21, 2002, and this Second Supplemental Indenture (as so amended and supplemented, the "Indenture"), pursuant to which the Company issued $1,381,200,000 in aggregate principal amount at maturity of Zero Coupon Convertible Senior Debentures due 2021 (each a "Security", collectively the "Securities");

                  WHEREAS, the Company and the Guarantor desire to execute this Second Supplemental Indenture to add additional covenants by the Company for the benefit of the Holders and to amend Sections 3.07 and 3.10 of the Indenture in certain respects;

                  WHEREAS, Section 9.01(4) of the Indenture provides that the Company and the Guarantor may enter into one or more supplemental indentures without the written consent of any Holders to make any change that does not adversely affect the right of any Holder;

                  WHEREAS, the Board of Directors of each of the Company and of the Guarantor (or a duly authorized committee thereof) has duly adopted resolutions authorizing the Company and the Guarantor, respectively, to execute and deliver this Second Supplemental Indenture; and

                  WHEREAS, all the conditions and requirements necessary to make this Second Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms for the purposes herein expressed, have been performed and fulfilled.


                  NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE
WITNESSETH:

                  For and in consideration of the premises provided for herein by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

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                                    ARTICLE 1

                              RELATION TO INDENTURE


         SECTION 1.1 RELATION TO INDENTURE.

                  This Second Supplemental Indenture constitutes an integral part of the Indenture.

         SECTION 1.2 DEFINITIONS.

                  For all purposes of this Second Supplemental Indenture, except as expressly provided for or unless the context otherwise requires:

                  (1) Capitalized terms used but not defined in this Second Supplemental Indenture shall have the respective meanings assigned to them in the Indenture; and

                  (2) All references in this Second Supplemental Indenture to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Second Supplemental Indenture.

                                    ARTICLE 2

                           REDEMPTION AND REPURCHASES


         SECTION 2.1 EXCHANGE ARRANGEMENT ON CALL FOR REDEMPTION.

                  Section 3.07 of the Indenture is hereby amended by deleting it in its entirety and substituting in place thereof the following:

                  Section 3.07. [INTENTIONALLY OMITTED].

         SECTION 2.2 EFFECT OF REPURCHASE NOTICE OR FUNDAMENTAL CHANGE REPURCHASE NOTICE.

                  The last paragraph of Section 3.10 of the Indenture is hereby amended by deleting it in its entirety and substituting in place thereof the following:

                  There shall be no repurchase of any Securities pursuant to
         Section 3.08 hereof or repurchase pursuant to Section 3.09 hereof if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Repurchase Notice or Option to Elect Repurchase Upon a Fundamental Change, as the


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         case may be) and is continuing an Event of Default (other than a default in the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be, with respect to such Securities).


                                    ARTICLE 3

                              ADDITIONAL COVENANTS


         SECTION 3.1 PAYMENT OF PURCHASE PRICE IN CASH.

                  The following new Section 4.12 is hereby added to the
Indenture:

                  SECTION 4.12. PAYMENT OF PURCHASE PRICE IN CASH.

                  The Company and the Guarantor covenant and agree for the benefit of each Holder that in any Company Notice issued pursuant to
         Section 3.08 of the Indenture, the Company shall in all circumstances elect to pay the Purchase Price solely in cash.

         SECTION 3.2 CONVERSION PAYMENTS IN CASH.

                  The following new Section 4.13 is hereby added to the
Indenture:

                  SECTION 4.13. CONVERSION PAYMENTS IN CASH.

                  (a) The Company and the Guarantor covenant and agree for the benefit of each Holder that any written notice issued by the Company pursuant to Section 11.02 of the Indenture shall in all circumstances specify that the Company shall make payment solely in cash for all Securities submitted for conversion unless the Full Cash Price (as defined below) for a Security is greater than the Principal Amount thereof, in which case the Company shall (x) pay in cash the percentage of the Full Cash Price equal to the quotient obtained by dividing the Principal Amount of such Security by the Full Cash Price for such Security, and (y) pay the remaining portion of the payment for such Securities either, at the option of the Company, (i) by delivery of a number of shares of Common Stock equal to the quotient obtained by dividing (A) the excess of the Full Cash Price for such Security over the Principal Amount of such Security by (B) the Sale Price of the Common Stock for the Trading Day immediately prior to the related Conversion Date (and cash in lieu of fractional shares of Common Stock) or (ii) in cash. The "FULL CASH PRICE" shall be equal to the Sale Price of the Common Stock on the Trading Day immediately prior to the related Conversion Date, multiplied by the Conversion Rate in effect on such Trading Day.


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                  (b) The calculation set forth in Section 4.13(a) shall be made by the Company and the Guarantor. The Trustee shall have no duty to make the calculation set forth in Section 4.13(a) and takes no responsibility for any calculation made by the Company or the Guarantor pursuant to Section 4.13(a). Each Exchange Agent (other than the
         Company or one of its Affiliates) shall have the same protection under this Section 4.13(b) as the Trustee.


                                    ARTICLE 4

                            MISCELLANEOUS PROVISIONS


         SECTION 4.1 RATIFICATION OF INDENTURE.

                  Except as expressly modified or amended hereby, the Indenture continues in full force and effect and is in all respects confirmed and preserved.

         SECTION 4.2 EFFECTIVENESS.

                  This Second Supplemental Indenture shall be effective as of the date first written above.

         SECTION 4.3 CONFLICT WITH THE TRUST INDENTURE ACT.

                  If any provision of this Second Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that is required under such Act to be part of and govern this Second Supplemental Indenture, the latter provision of the Trust Indenture Act shall control. If any provision hereof modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision of the Trust Indenture Act shall be deemed to apply to this Second Supplemental Indenture, as so modified or excluded, as the case may be.

         SECTION 4.4 SECURITIES DEEMED CONFORMED.

                  As of the date hereof, the provisions of each Security then outstanding shall be deemed to be conformed, without the necessity for any reissuance or exchange of such Security or any other action on the part of the Holders, the Company, the Guarantor or the Trustee, so as to reflect this Second Supplemental Indenture.

         SECTION 4.5 NO ADDITIONAL TRUSTEE OBLIGATIONS.

                  No duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Second Supplemental Indenture. This Second


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Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

         SECTION 4.6 SUCCESSORS.

                  All agreements of the Company, the Guarantor and the Trustee in this Second Supplemental Indenture and in the Indenture shall bind their respective successors.

         SECTION 4.7 BENEFITS OF SECOND SUPPLEMENTAL INDENTURE.

                  Nothing in this Second Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Second Supplemental Indenture.

         SECTION 4.8 GOVERNING LAW.

                  THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SECOND SUPPLEMENTAL INDENTURE.

         SECTION 4.9 COUNTERPARTS.

                  This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 4.10 TRUSTEE.

                  The Trustee is not responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, which are made solely by the Company and the Guarantor.


                            [SIGNATURE PAGE FOLLOWS]


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                  IN WITNESS WHEREOF, the parties hereto have cause this Second
Supple mental Indenture to be duly executed as of the first day and year first written above.


                                           ISSUER:

                                           NABORS INDUSTRIES, INC.

                                           By: /s/ BRUCE P. KOCH
                                              ----------------------------------
                                                  Bruce P. Koch
                                                  Vice President-Finance and
                                                    Chief Financial Officer


                                           GUARANTOR:

                                           NABORS INDUSTRIES LTD.

                                           By: /s/ DANIEL MCLACHLIN
                                              ----------------------------------
                                                Daniel McLachlin
                                                Vice President - Administration


                                           TRUSTEE:

                                           J.P. MORGAN TRUST COMPANY,
                                           NATIONAL ASSOCIATION (as successor
                                           to Bank One, N.A.), as Trustee

                                           By: /s/ MARY JANE HENSON
                                              ----------------------------------
                                              Name: Mary Jane Henson
                                              Title: Vice President


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